As filed with the Securities and Exchange Commission on February 29, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Microchip Technology Incorporated

(Exact name of registrant as specified in its charter)

Delaware	86-0629024
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2355 West Chandler Boulevard

Chandler, Arizona 85224-6199

(480) 792-7200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ganesh Moorthy

President and Chief Executive Officer

2355 West Chandler Boulevard

Chandler, Arizona 85224-6199

(480) 792-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Robert Suffoletta

Erik F. Franks

Michael A. Rosati

Nathan E. Robinson

Wilson Sonsini Goodrich & Rosati,

Professional Corporation

900 S. Capital of Texas Highway

Las Cimas IV, 5th Floor

Austin, TX 78746

(512) 338-5400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrants	Address and Telephone Number	Jurisdiction of Organization	I.R.S. Employer Identification Number
Atmel Corporation	2355 W. Chandler Blvd., Chandler, AZ 85224-6199 (480) 792-7200	Delaware	77-0051991

Microchip Holding Corporation	2355 W. Chandler Blvd., Chandler, AZ 85224-6199 (480) 792-7200	Delaware	81-2030040

Microchip Technology LLC	2355 W. Chandler Blvd., Chandler, AZ 85224-6199 (480) 792-7200	Delaware	27-5442286

Silicon Storage Technology, Inc.	2355 W. Chandler Blvd., Chandler, AZ 85224-6199 (480) 792-7200	California	77-0225590

Microsemi Corporation	2355 W. Chandler Blvd., Chandler, AZ 85224-6199 (480) 792-7200	Delaware	95-2110371

Microsemi Storage Solutions, Inc.	2355 W. Chandler Blvd., Chandler, AZ 85224-6199 (480) 792-7200	Delaware	94-2925073

PROSPECTUS

Microchip Technology Incorporated

Debt Securities

Guarantees of Debt Securities

We may issue the securities described in this prospectus from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Investing in our securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 1 of this prospectus and the “Risk Factors” sections of our most recent report on Form 10-K and in our subsequent quarterly reports on Form 10-Q, which are each incorporated by reference in this prospectus, and in any applicable prospectus supplement before you invest in our securities.

Our common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “MCHP.”

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 29, 2024.

i

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the section of the applicable prospectus supplement titled “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations.

SUMMARIZED FINANCIAL INFORMATION

Basis of Presentation

The tables below present the summarized financial information on a combined basis for Microchip Technology Incorporated and the following subsidiaries of Microchip Technology Incorporated that may provide guarantees of Microchip Technology Incorporated’s debt securities (the “Debt Security Guarantees”): Atmel Corporation, Microchip Holding Corporation, Microchip Technology LLC, Silicon Storage Technology, Inc., Microsemi Corporation, and Microsemi Storage Solutions, Inc. (such subsidiaries collectively, the “Subsidiary Obligors”). All Debt Security Guarantees, if issued, will be full and unconditional, joint and several and unsecured, and cover all payment obligations arising under the debt securities. The summarized financial information is provided in accordance with the reporting requirements of Rule 13-01 under Regulation S-X and is not intended to present our financial position or results of operations in accordance with generally accepted accounting principles as such principles are in effect in the United States.

Debt Security Guarantees issued by the Subsidiary Obligors or any subsidiary of Microchip Technology Incorporated that in the future issues a Debt Security Guarantee (each, a “Subsidiary Guarantor”) may be released and discharged (i) concurrently with any direct or indirect sale or disposition of such Subsidiary Guarantor or any interest therein, (ii) at any time that such Subsidiary Guarantor is released from all of its obligations under its guarantee of payment by Microchip Technology Incorporated, (iii) upon the merger or consolidation of any Subsidiary Guarantor with and into Microchip Technology Incorporated or another Subsidiary Guarantor, or upon the liquidation of such Subsidiary Guarantor and (iv) other customary events constituting a discharge of the Subsidiary Obligors’ obligations.

Summarized Financial Information

We have presented summarized financial information below for Microchip Technology Incorporated and the Subsidiary Obligors after the elimination of intercompany transactions and balances among Microchip Technology Incorporated and the Subsidiary Obligors and investments in any subsidiaries (in millions). The Subsidiary Obligors regularly sell goods and services to Non-Guarantor subsidiaries and the Subsidiary Obligors regularly purchase goods and services from Non-Guarantor subsidiaries through intercompany arrangements. The summarized financial information does not eliminate the effects of these intercompany arrangements and separately presents the net effect of all of the Subsidiary Obligors’ transactions with Non-Guarantor subsidiaries for the financial measures presented below.

	As of December 31, 2023	As of March 31, 2023
Current Assets, excluding Intercompany	$578.2	$497.7
Intercompany Receivables from Non-Guarantors	2,942.9	2,363.4
Goodwill and Intangible Assets, net of accumulated amortization	4,643.1	4,690.0
Noncurrent Assets, excluding Intercompany	924.9	809.8
Noncurrent Intercompany Receivables from Non-Guarantors	188.3	179.3

Total Assets	$9,277.4	$8,540.2

Current Liabilities, excluding Intercompany	$1,369.5	$1,538.9
Intercompany Payables due to Non-Guarantors	6,296.3	5,128.6
Long-term Debt	4,033.3	5,041.7
Noncurrent Liabilities, excluding Intercompany	1,066.4	1,042.3
Noncurrent Intercompany Payables due to Non-Guarantors	610.6	605.3

Total Liabilities	$13,376.1	$13,356.8

	Nine Months Ended December 31, 2023	For the Year Ended March 31, 2023
Revenues, excluding Intercompany	$1,839.4	$2,184.8
Revenues from Non-Guarantors	804.9	816.7

Total Revenue	$2,644.3	$3,001.5
Gross Profit, excluding Intercompany	1,679.5	1,960.9
Gross Loss from Non-Guarantors	(634.9)	(714.7)

Total Gross Profit	$1,044.6	$1,246.2
Operating Income, excluding Intercompany	1,238.7	1,564.4
Operating Loss from Non-Guarantors	(634.9)	(714.7)

Total Operating Income	$603.8	$849.7
Net Income, excluding Intercompany	1,073.6	1,337.2
Net Loss from Non-Guarantors	(660.4)	(739.5)

Total Net income	$413.2	$597.7

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest in our securities, you should read both this prospectus and any applicable prospectus supplement together with the additional information described in the sections titled “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

In this prospectus, except as otherwise noted, the words “we,” “our,” “ours,” “us,” the “Company,” and “Microchip” refer to Microchip Technology Incorporated and all of its subsidiaries. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.microchip.com. Information accessible on or through our website is not a part of, and is not incorporated by reference into, this prospectus.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under the cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

The SEC allows us to incorporate by reference certain information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the year ended March 31, 2023, filed with the SEC on May 25, 2023;

•	the information incorporated by reference into our Annual Report on Form 10-K for the year ended March 31, 2023 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on July 7, 2023;

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our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2023, September 30, 2023 and December 31, 2023, filed with the SEC on August  3, 2023, November  2, 2023 and February 1, 2023, respectively; and

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our Current Reports on Form 8-K filed with the SEC on April 14, 2023, May  12, 2023, June  26, 2023, June  27, 2023, August  23, 2023, August  31, 2023, September  15, 2023, January  22, 2024 and February 5, 2024.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

Microchip Technology Incorporated

2355 West Chandler Boulevard

Chandler, Arizona 85224-6199

Attn: Investor Relations

(480) 792-7200

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

The information accessible through any website referred to in this prospectus or any document incorporated herein is not, and should not be deemed to be, a part of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, the date of the applicable prospectus supplement or the date of the document incorporated by reference, as applicable, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus, any applicable prospectus supplement and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

THE COMPANY

We develop, manufacture and sell smart, connected and secure embedded control solutions used by our customers for a wide variety of applications. Our strategic focus includes general purpose and specialized 8-bit, 16-bit, and 32-bit mixed-signal microcontrollers, microprocessors, analog, FPGA, and memory products. With over 30 years of technology leadership, our broad product portfolio is a Total System Solution (TSS) for our customers that can provide a large portion of the silicon requirements in their applications. TSS is a combination of hardware, software and services which help our customers increase their revenue, reduce their costs and manage their risks compared to other solutions. Our synergistic product portfolio empowers disruptive growth trends, including 5G, data centers, sustainability, Internet of Things (IoT) and edge computing, advanced driver assist systems (ADAS) and autonomous driving, and electric vehicles, in key end markets such as automotive, aerospace and defense, communications, consumer appliances, data centers and computing, and industrial.

Microchip was incorporated in Delaware in 1989. Our principal executive offices are located at 2355 West Chandler Boulevard, Chandler, Arizona, 85224-6199 and our telephone number is (480) 792-7200.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we currently expect to use the net proceeds that we receive from the sale of the securities for working capital and other general corporate purposes. We may also use a portion of the net proceeds to acquire, license or invest in complementary products, technologies or businesses; however, as of the date of this prospectus, we have no agreements or commitments to complete any such transaction. The expected use of net proceeds from sales of the securities represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of any offering. Pending these uses, we may invest the net proceeds of any offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities and guarantees that we may offer under this prospectus. When we offer to sell a particular series of such securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of such securities.

Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series. We may offer debt securities that are convertible into or exchangeable for our common stock or other securities. If we issue convertible or exchangeable debt securities, we will provide additional information in the applicable prospectus supplement.

The debt securities will be issued under an indenture between us and Computershare Trust Company, National Association, as trustee. We have summarized material provisions of the debt securities and select portions of the indenture below. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The summary is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. Supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC, as applicable. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture. Unless the context requires otherwise, whenever we refer to an indenture, we also are referring to any supplemental indentures or forms of debt securities that specify the terms of a particular series of debt securities.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the terms of the debt securities, including, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•

the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities, including the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion will be determined, which may be sold at a discount below their stated principal amount;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest payments will commence and be payable and any regular record date or dates for the interest payable on any interest payment date;

•	the right, if any, to defer payments of interest and the maximum length of such deferral period;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

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the period or periods within which, the price or prices at which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, at our option, and the manner in which any election by us to redeem the debt securities will be evidenced;

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any obligation we have to repurchase or redeem the debt securities pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or repurchased, in whole or in part, pursuant to any such obligation;

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the provisions, if any, relating to conversion or exchange of any debt securities of such series into our common stock or other securities and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	the denominations in which the debt securities will be issued, if other than denominations of $2,000, and any integral multiple of $1,000 in excess thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities (including the terms pertaining to the exchange of any such securities);

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made and, if other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal or premium or interest, if any, on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees;

•	any provisions relating to any security provided for the debt securities of any series and any guarantees of such debt securities;

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any addition to, deletion of, or change in the covenants or Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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if there is more than one trustee or a different trustee, the identity of the trustee and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to such debt securities; and

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities.

We may offer debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act, which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth in the applicable prospectus supplement, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue or series of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may provide holders of the debt securities protection in the event we experience a “change of control” or in the event of a highly leveraged transaction (whether or not such transaction results in a “change of control”) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:

•

we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes by a supplemental indenture our obligations under the debt securities and the indenture;

•

immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

•	certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with or merge into us if we are the surviving corporation and any of our subsidiaries may transfer all or part of its properties to us. Neither an officer’s certificate nor an opinion of counsel shall be required to be delivered in connection therewith.

Provision of Financial Information

We will file with the trustee, within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may prescribe) that we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act (other than confidential filings, documents subject to confidential treatment and correspondence with the SEC) and we shall comply with the provisions of Section 314(a) of the Trust Indenture Act; provided that the delivery of materials to the trustee by electronic means or filing of documents via the EDGAR system (or any successor electronic filing system) shall be deemed to be filed with the trustee as of the time such documents are filed via EDGAR (or such successor system), it being understood that the trustee shall have no responsibility whatsoever to determine if such filings have been made, and that the trustee shall not be deemed to have actual or constructive knowledge of the information contained therein.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity, upon acceleration, redemption, required repurchase or otherwise;

•

default in the performance or breach of any other covenant or warranty by us or any guarantor, if any, in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us or any guarantor, if any; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain other indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. The trustee shall not be deemed to have knowledge or notice of any Event of Default (and shall not be required to take any action related to any Event of Default) unless and until a responsible officer of the trustee has received written notice or obtained actual knowledge of an Event of Default.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing (except an Event of Default resulting from certain events of bankruptcy, insolvency, or reorganization as described below), then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series), premium, if any, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of, premium, if any, and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture will provide that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity and/or security satisfactory to it against any and all losses, costs, fees, damages, liabilities or expenses which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee (including the foregoing), the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The trustee may refuse to follow any direction that conflicts with applicable law or the indenture or that would involve the trustee in personal liability or financial risk.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series;

•

the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and offered indemnity and/or security satisfactory to the trustee to institute the proceeding as trustee against any losses, costs, fees, damages, liabilities, or expenses; and

•

the trustee has not received from the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the debt securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall send to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has received written notice or has obtained actual knowledge of such Default or Event of Default. The indenture will provide that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if a responsible officer of the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency as evidenced by an officer’s certificate;

•	to comply with covenants in the indenture described in the section titled “—Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to comply with the rules or regulations of any securities exchange or automated quotation system on which debt securities of any series may be listed or traded;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of, and establish the form and terms and conditions of debt securities of, any series as permitted by the indenture;

•

to effect the appointment of a successor trustee or other agent with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

•	change the ranking of any debt securities; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of each of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of, or premium on, or change the fixed maturity of any debt security, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments;

•	reduce the premium payable upon the redemption of any debt security or waive a redemption payment with respect to any debt security; or

•	make any change in the amendment, supplement or waiver provisions that require the consent of each holder of any affected debt security.

Except for certain specified provisions, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default (except a default in the payment of the principal of, premium or any interest on any debt security of that series) under the indenture with respect to that series.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments or redemption date in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Covenant Defeasance

The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described in the section titled “—Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.

We refer to this as covenant defeasance. The conditions include:

•

irrevocably depositing with the trustee, in trust, money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments or redemption date in accordance with the terms of the indenture and those debt securities;

•	such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;

•	no Default or Event of Default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and

•

delivering to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Guarantees

Any debt securities of any series that we issue and our obligations under the indenture may be guaranteed by one or more of our U.S. subsidiaries. However, unless otherwise provided by the terms of the applicable prospectus supplement, any indenture governing any other series of guaranteed debt securities will not require that any of the subsidiaries be a guarantor of such guaranteed debt securities. As a result, the guarantors of any series of our guaranteed debt securities may differ from the guarantors of any other series of our guaranteed debt securities. In the event we issue a series of guaranteed debt securities, the existing and any future guarantors of any debt securities of that series will be described and the terms under which any such guarantee will be provided and released will be described in any applicable prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement relating to a series of guaranteed debt securities, each guarantor of any debt securities of such series will unconditionally guarantee, jointly and severally, the due and punctual payment of the principal of, and premium and interest, if any, on, and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of our other obligations under the indenture with respect to any debt securities of such series, all in accordance with the terms of such debt securities and the indenture.

Notwithstanding the foregoing, unless otherwise provided in the applicable prospectus supplement relating to a series of guaranteed debt securities, the indenture contains provisions to the effect that the obligations of each guarantor under its guarantees and the indenture will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and the indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor’s obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of any debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.

Unless otherwise expressly stated in any applicable prospectus supplement, each guarantee will be the unsubordinated and unsecured obligation of the applicable guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such guarantor. Each guarantee (other than a secured guarantee) will be effectively subordinated to all existing and future secured indebtedness and secured guarantees of the applicable guarantor to the extent of the value of the collateral securing that indebtedness and those guarantees. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any guarantor that has provided an unsecured guarantee of any debt securities, the holders of that guarantor’s secured indebtedness and secured guarantees will be entitled to proceed directly against the collateral that secures that secured indebtedness or those secured guarantees, as the case may be, and such collateral will not be available for satisfaction of any amount owed by such guarantor under its unsecured indebtedness and unsecured guarantees, including its unsecured guarantees of any debt securities, until that secured debt and those secured guarantees are satisfied in full. Unless otherwise provided in any applicable prospectus supplement, the indenture does not limit the ability of any guarantor to incur secured indebtedness or issue secured guarantees.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents, or direct purchasers and their compensation in the applicable prospectus supplement.

The securities may be offered and sold at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts or concessions allowed or reallowed or paid to dealers (which may be changed from time to time).

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

Each series of the debt securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any underwriters to whom we sell debt securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

Underwriters and their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, P.C. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2023 have been so incorporated in reliance on the report of Ernst & Young LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth fees and expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than discounts and commissions to be paid to agents or underwriters. All amounts shown are estimates except for the Securities and Exchange Commission, or the SEC, registration fee.

Amount to be Paid
SEC registration fee	$(1)
Stock exchange listing fee	(2)
Printing and engraving expenses	(2)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Trustee’s fees and expenses	(2)
Miscellaneous expenses	(2)

Total	$(2)

(1)

Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable

(2)	These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which they derived an improper personal benefit.

Any amendment, repeal or elimination of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment, repeal or elimination. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our bylaws provide that we will indemnify our directors and officers, and may indemnify our employees, agents and any other persons, to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us to, among other things, indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also generally require us to advance all expenses reasonably and actually incurred by our directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions in our certificate of incorporation, bylaws and indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against our directors and officers as required by these indemnification provisions.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to our directors and officers pursuant to our indemnification obligations or otherwise as a matter of law.

The underwriting agreement to be filed as Exhibit 1.1 to this registration statement may provide for indemnification by the underwriters of us and our directors and officers for certain liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise.

Item 16. Exhibits

Incorporation by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit Number	Filing Date	Filed Herewith

1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation	8-K	000-21184	3.1	August 26, 2021

3.2	Amended and Restated Bylaws	8-K	000-21184	3.1	August 23, 2023

4.1	Indenture dated February 29, 2024, by and between Microchip Technology Incorporated and Computershare Trust Company, National Association, as trustee					X

4.2*	Form of Debt Security

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.					X

22.1	Subsidiary Guarantors and Issuers of Guaranteed Securities					X

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in the opinion filed as Exhibit 5.1 to this Registration Statement)					X

24.1	Power of Attorney (included on the signature pages to this Registration Statement)					X

25.1	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939					X

107	Filing Fee Table					X

*	To be filed by amendment or as an exhibit to a Form 8-K and incorporated by reference herein.

Item 17. Undertakings

(a) Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, as amended, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona, on February 29, 2024.

MICROCHIP TECHNOLOGY INCORPORATED

By:	/s/ Ganesh Moorthy
Ganesh Moorthy
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ganesh Moorthy and J. Eric Bjornholt, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Ganesh Moorthy Ganesh Moorthy	President, Chief Executive Officer and Director (Principal Executive Officer)	February 29, 2024

/s/ J. Eric Bjornholt J. Eric Bjornholt	Sr. Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 29, 2024

/s/ Steve Sanghi Steve Sanghi	Executive Chair	February 29, 2024

/s/ Ellen Barker Ellen Barker	Director	February 29, 2024

/s/ Matthew S. Chapman Matthew S. Chapman	Director	February 29, 2024

/s/ Karlton D. Johnson Karlton D. Johnson	Director	February 29, 2024

/s/ Wade F. Meyercord Wade F. Meyercord	Director	February 29, 2024

/s/ Robert A. Rango Robert A. Rango	Director	February 29, 2024

/s/ Karen M. Rapp Karen M. Rapp	Director	February 29, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona, on February 29, 2024.

ATMEL CORPORATION

By:	/s/ Ganesh Moorthy
Ganesh Moorthy
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ganesh Moorthy and J. Eric Bjornholt, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Ganesh Moorthy Ganesh Moorthy	President, Chief Executive Officer and Director (Principal Executive Officer)	February 29, 2024

/s/ J. Eric Bjornholt J. Eric Bjornholt	Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	February 29, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona, on February 29, 2024.

MICROCHIP HOLDING CORPORATION

By:	/s/ J. Eric Bjornholt
J. Eric Bjornholt
President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ganesh Moorthy and J. Eric Bjornholt, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ J. Eric Bjornholt J. Eric Bjornholt	President and Director (Principal Executive Officer)	February 29, 2024

/s/ J. Eric Bjornholt J. Eric Bjornholt	Chief Financial Officer (Principal Financial and Accounting Officer)	February 29, 2024

/s/ Kim Van Herk Kim Van Herk	Director	February 29, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona, on February 29, 2024.

MICROCHIP TECHNOLOGY LLC

By:	/s/ Ganesh Moorthy
Ganesh Moorthy
President and Manager

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ganesh Moorthy and J. Eric Bjornholt, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Ganesh Moorthy Ganesh Moorthy	President and Manager (Principal Executive Officer)	February 29, 2024

/s/ J. Eric Bjornholt J. Eric Bjornholt	Treasurer and Manager (Principal Financial and Accounting Officer)	February 29, 2024

/s/Kim Van Herk Kim Van Herk	Secretary and Manager	February 29, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona, on February 29, 2024.

SILICON STORAGE TECHNOLOGY, INC.

By:	/s/ Steve Sanghi
Steve Sanghi
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ganesh Moorthy and J. Eric Bjornholt, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Steve Sanghi Steve Sanghi	President, Chief Executive Officer and Director (Principal Executive Officer)	February 29, 2024

/s/ J. Eric Bjornholt J. Eric Bjornholt	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	February 29, 2024

/s/Ganesh Moorthy Ganesh Moorthy	Vice President and Director	February 29, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona, on February 29, 2024.

MICROSEMI CORPORATION

By:	/s/ Ganesh Moorthy
Ganesh Moorthy
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ganesh Moorthy and J. Eric Bjornholt, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Ganesh Moorthy Ganesh Moorthy	President and Director (Principal Executive Officer)	February 29, 2024

/s/ J. Eric Bjornholt J. Eric Bjornholt	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	February 29, 2024

/s/ Steve Sanghi Steve Sanghi	Chief Executive Officer and Director	February 29, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona, on February 29, 2024.

MICROSEMI STORAGE SOLUTIONS, INC.

By:	/s/ Ganesh Moorthy
Ganesh Moorthy
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ganesh Moorthy and J. Eric Bjornholt, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Ganesh Moorthy Ganesh Moorthy	President and Director (Principal Executive Officer)	February 29, 2024

/s/ J. Eric Bjornholt J. Eric Bjornholt	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	February 29, 2024

/s/ Steve Sanghi Steve Sanghi	Chief Executive Officer and Director	February 29, 2024